UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K/A-1

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2003

Commission file number: 0-23391

XML-GLOBAL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	84-1434313 (I.R.S. Employer Identification No.)

Suite 22 - 1818 Cornwall Avenue
      Vancouver, BC, Canada V6J 1C7
(Address of principal executive offices, including zip code)

Registrant's Telephone No., including area code: (800) 201-1848

_________________________________

ITEM 4.       CHANGES IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

Effective September 22, 2003, the Company's Audit Committee approved the appointment of Berkovits, Lago & Company, LLP to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, the Company had not consulted Berkovits, Lago Company, LLP with respect to the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on the Company's financial statements. The engagement of Bertkovits, Lago & Company was effective on September 22, 2003.

On September 22, 2003, the Company's Audit Committee dismissed Morgan & Company as independent auditors of XML-Global Technologies, Inc. Morgan & Company had not issued any audit report on our financial statements. In the period from Morgan & Company's appointment on June 27, 2003 until September 22, 2003 (the date of dismissal), there were no disagreements with Morgan & Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Morgan & Company, would have caused Morgan & Company to make reference to the matter in its report of the financial statements; and there were no reportable events as defined in Item 304(a) (1) (iv) (B) of Regulation S-B.

XML-Global Technologies, Inc. has provided Morgan & Company with a copy of the above disclosures. Attached as Exhibit 16 is a copy of Morgan & Company's letter, dated September 30, 2003, stating its agreement with such statements.

ITEM 7:       EXHIBITS
(c)	Exhibit
Item	Title
16.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant herewith files the letter of Morgan & Company, former accountants to the Company.

 Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XML-Global Technologies, Inc.
Date: October 2, 2003	Signature:	/s/Garry Kupecz Garry Kupecz, Chief Operating Officer and Principal Executive Officer